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Exhibit 10q


                                  [LESCO LOGO]
                        RESTRICTED STOCK AWARD AGREEMENT
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[Date]

[Name of Grantee]
[Address]
[Address]

Dear [Grantee]:

You have been selected as one of a very limited number of management-level associates to be granted a Restricted Stock Award (the "Award") by the Board of Directors of LESCO, Inc. (the "Company") of [grant #] common shares (the "Shares") of the Company, under The LESCO, Inc. 2000 Stock Incentive Plan (the "Plan") effective [date]. As a key member of LESCO's management team, we want to keep you focused on our strategic business objectives over the next three years (i.e., the RESTRICTION PERIOD). The Restriction Period with respect to the Shares will end on [date].

The certificate for the Shares will be legended pursuant to the provisions of the Plan and will be held by the Company for your benefit until the expiration of the Restriction Period. During the Restriction Period, you will be entitled to full voting rights and all dividends, if and to the extent paid by the Company, with respect to the Shares. Upon the expiration of the Restriction Period, the Company will cause the removal of the legend from the certificate representing the Shares and release the Shares to you.

The granting of the Award and your ownership of the Shares shall not interfere with or limit in any way the right of the Company or any Subsidiary to terminate your employment at any time, nor does the Plan confer upon you any right to continued employment with the Company or any Subsidiary.

The Award and the Shares are subject to all terms, conditions and limitations of the Plan, which are hereby incorporated by reference into this Restricted Stock Award Agreement. This Restricted Stock Award Agreement shall be governed by and construed in accordance with the laws of the State of Ohio. By accepting this Award and the Shares and signing below, you acknowledge receipt of a copy of the Plan and you agree to be bound by its terms and conditions.

You are receiving two originals of this Restricted Stock Award Agreement. Please sign both. You must return a signed original to David Ratajczak in the Human Resources Department to indicate your acceptance of the Award. You should retain the other original for your records. You will not be deemed to have become a Participant, or to have any rights with respect to the Award, until and unless you have executed and returned this Restricted Stock Award Agreement and otherwise complied with the applicable terms and conditions of the Plan.

                                          LESCO, INC.


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[Grantee]                                 Michael P. DiMino
                                          President and Chief Executive Officer